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                           PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made and entered into as of this 23 day of December,1998, by and between EMERITUS CORPORATION, a Washington corporation, (hereinafter referred to as the "Purchaser") and MEDITRUST COMPANY LLC, a Delaware limited liability company, successor by merger to Meditrust Acquisition Corporation I, a Massachusetts corporation (hereinafter referred to as the "Seller").
                                   WITNESSETH

WHEREAS, the parties hereto desire Seller to sell to the Purchaser and the Purchaser to purchase, on the Closing Date (as hereinafter defined), fee simple title to the Real Estate (as hereinafter defined) and all of Seller's rights in the Other Property Rights (as hereinafter defined), all in accordance with the terms and conditions herein set forth.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution hereof, the parties hereto do hereby agree as follows:

1. DEFINITIONS AND MEANINGS. In addition to any other terms whose definitions are fixed and defined by this Agreement, each of the following defined terms, when used in this Agreement with an initial capital letter or letters, shall have the meaning ascribed thereto by this Section 1:

1.1 "Agreement" means this Purchase and Sale Agreement, together with all Exhibits and Schedules attached hereto as amended, restated and supplemented from time to time.

1.2 "Closing" means the consummation of the purchase and sale contemplated by this Agreement by the deliveries required under Section 11 hereof.

1.3 "Closing Date" means the time and date, established under Section 11.1 hereof, when the purchase and sale contemplated by this Agreement is to be consummated, as such date may be extended by mutual agreement of the parties or pursuant to the provisions of this Agreement.

I.4 "Facilities" (and each a "Facility") means the two facilities identified in attached Schedule 1.4., and known as Ridgeland Court, Ridgeland, Mississippi and Kirkland

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Lodge, Kirkland, Washington.

1.5 "Improvements" means the buildings, related structures and other improvements located on the Land (including the Facilities) together with all trade and other fixtures associated therewith, to the extent owned by Seller.

1.6 "Land" means the tracts or parcels of land on which the Facilities are located more particularly described in attached Schedule 1.6.

1.7 "Leases" (and each a "Lease") means the Facility Lease Agreements by and between Seller (or its affiliate) and a Lessee, as more specifically identified in attached Schedule I.7.

1.8 "Lessees" means the lessees under the Leases, each of which is Purchaser or its affiliate.

1.9 "Other Property Rights" means collectively the Personal Property, the Service Contracts, and all of Seller's rights in all prepaid rents, impound accounts, and all other rights owned by Seller in the Facilities or in which Seller has an interest as landlord under the Leases.

1.10 "Permitted Exceptions" shall mean (i) the liens, encumbrances, rights, licenses, covenants, restrictions, agreements, encroachments, overlaps, special assessments, claims, leases, tenancies, adverse interests, and defects of record as of the date of this Agreement other than monetary encumbrances, and (ii) real estate taxes on the Real Estate not yet due and payable on the Closing Date.

1.11 "Person" shall mean a corporation (including a business trust), association, trust, partnership, joint venture, joint stock company, organization, proprietorship, natural person, government or governmental agency or political subdivision thereof or any other entity of whatever nature.

1.12 "Personal Property" means all personal property and equipment, if any, owned by Seller which is used in the operation of the Real Estate or a Facility, and located therein or thereon.

1.13 "Purchase Price" means the amount which the Purchaser shall pay to consummate the purchase and sale for all of the Facilities as provided for in this Agreement.

1.14 "Real Estate" means (i) the Land, (ii) the Improvements, and (iii) all rights,

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rights-of way, easements, mineral rights, privileges, options, leases, real estate licenses, appurtenances, and all of Seller' s interest (if any) in all Permits (as defined in the Leases) in any manner belonging to, or pertaining to, the Land and the Improvements.

1.15 "Service Contracts" means all of Seller's rights (if any) in all maintenance , service, construction or equipment warranties and Contracts (as defined in the Leases), if any, related to or used in connection with the Real Estate.

1. I 6 "Transaction Documents" shall mean this Agreement and those documents set forth in Section 11.2 hereof or delivered in connection herewith.

2. SALE AND PURCHASE. The Seller agrees to sell the Real Estate and Other Property Rights to the Purchaser on the terms and conditions contained in this Agreement and the Purchaser agrees to purchase the Real Estate and Other Property Rights from the Seller on the terms and conditions contained in this Agreement.

3. PURCHASE PRICE. The Purchase Price for each Facility is set forth on attached
Schedule 3.1. The Purchase Price shall be paid by the Purchaser to the Seller at Closing by wire transfer without adjustment of any kind or nature except for as provided in Section 7.3. In no event shall Seller be obligated to sell any one or more of the Facilities unless Purchaser acquires all of the Facilities. The Purchase Price shall be allocated among the Real Estate and Other Property Rights as set forth in Schedule 3.1.

4. Intentionally Omitted.

5. SELLER'S REPRESENTATIONS. As an inducement to the Purchaser to enter into this Agreement and to purchase the Real Estate and Other Property Rights, the Seller warrants and represents to, and covenants with, the Purchaser, as follows (which representations, warranties and covenants shall survive as set forth in Section 13.15):

5.1 Existence; Power; Qualification. Seller is a limited liability company duly organized, validity existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and to enter into and carry out the terms of the Transaction Documents.

52 Valid and Binding. Upon obtaining the approval and consent of its Members, Seller will be duly authorized to make and enter into this Agreement and to carry out the transactions contemplated therein and is, or will be by Closing, duly authorized to make and enter into all of the other Transaction Documents to which it is or will be a party and to carry out

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the transactions contemplated therein. Subject to obtaining such approval and consent, this Agreement has been duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. Subject to obtaining such approval and consent, all of the other Transaction Documents to which Seller is or will be a party have been, or will be by Closing, duly executed and delivered by Seller, and each is, or will be by Closing, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

5.3 No Violation. The execution, delivery and performance of the Transaction Documents and the consummation of the transaction thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration of any obligations of Seller under any permit, contract, mortgage, lien, lease, agreement; instrument, franchise, arbitration award, judgement, decree, bank loan or credit agreement, trust indenture or other instrument to which Seller is a party or by which Seller may be bound or affected.

5.4 FIRPTA Representation. The Seller is not a "foreign person" as that term is defined in the Internal Revenue Code of I986, as amended (the "Code"), and the regulations promulgated pursuant thereto.

5.5 Other Agreements. Other than the Leases and as set forth in documents duly recorded in the public records of the jurisdiction in which a Facility is located, Seller has not entered into and will not enter into any other agreements granting any Person a right or interest in the Real Estate or Personal Property or any of the Facilities. Seller has not obligated and will not obligate itself in any manner whatsoever to sell the Real Estate, Other Property Rights or any portion thereof to any party other than Purchaser. Purchaser acknowledges that the Lessees may have sublet portions of the Facilities and Seller makes no representation or warranty with respect thereto.

5.6 Litigation. To Seller's current actual knowledge, there is no claim, litigation, or proceeding pending against Seller with respect to which Seller has been served notice (except for mechanics' liens and other litigation, claims or proceedings arising or occurring as a result of the actions or inactions of Purchaser its affiliates or any Person acting by, through or under them), or, to Seller's current actual knowledge, threatened against Seller, which relate to the Real Estate, the Other Property Rights, the Facilities, the Leases, or the transactions contemplated by this Agreement.

5.7 Seller's Current Actual Knowledge. The representations and warranties herein which are based upon the current actual knowledge of Seller are based upon the current actual knowledge of Michael S. Benjamin and Michael F. Bushee, who are Senior Vice President

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and General Counsel and Chief Operating Officer, respectively, of Seller, without any imputation of knowledge as a result of agency or constructive knowledge principles, and without any obligation on Seller's or such Person's part to undertake any investigation or take any affirmative action to acquire any knowledge or to undertake any review of any files or records.

5.8 As-Is. Except for Seller's representations and warranties contained in this Agreement and the other Transaction Documents, the Purchaser is acquiring the Real Estate and Other Property Rights "AS IS" and "WHERE IS", without express or implied warranty of any kind or nature from Seller or from anyone acting for, by, through or under Seller.

6. PURCHASER'S REPRESENTATIONS. As an inducement to the Seller to enter into this Agreement and to sell the Real Estate, the Purchaser warrants and represents to, and covenants with, the Seller, as follows:

6.1 Existence; Power; Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Purchaser and its affiliates listed in Schedule 13.3 (the "Acquisition Affiliates") have all requisite power to own and operate their respective properties and to carry on their respective business as proposed to be conducted and to enter into and carry out the Transaction Documents to which they are a party and are duly qualified to transact business and are, or by the Closing Date will be, in good standing in each jurisdiction where such qualification is necessary or desirable in order to carry out their respective business as proposed to be conducted.

6.2 Valid and Binding. Purchaser is duly authorized to make and enter into this Agreement and Purchaser and the Acquisition Affiliates are, or will be by Closing, duly authorized to carry out the transactions contemplated herein and are, or will be by Closing, duly authorized to make and enter into all of the other Transaction Documents to which they are a party and carry out the transactions contemplated therein. All of the Transaction Documents to which Purchaser or the Acquisition Affiliates are a party have been, or will be by the Closing Date, duly executed and delivered by Purchaser and the Acquisition Affiliates, and as of the Closing Date, each will be a legal, valid and binding obligation of Purchaser and the Acquisition Affiliates, enforceable in accordance with their respective terms.

6.3 No Violation. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration of any obligation of Purchaser under any permit, contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which Purchaser is a party or by which Purchaser may be bound or affected and do not violate or contravene any requirements of law.

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6.4 Consents and Approvals. Except as already obtained or filed, or will be obtained or filed prior to the Closing Date, as the case may be, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition of the execution, delivery and performance of Purchaser's obligations under the Transaction Documents.

6.5 Pending Actions Notices and Reports. There is no action or investigation pending or, to the current actual knowledge of Purchaser, threatened, anticipated or contemplated (nor, to the current actual knowledge of Purchaser, is there any reasonable basis therefor) against or affecting Purchaser before any governmental authority which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of any of the Transaction Documents or any action taken or to be taken in connection with the transactions contemplated thereunder or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs or operations of the Purchaser.

6.6 Purchaser's Documents. All copies of documents furnished or to be furnished to the Seller by the Purchaser or on its behalf in connection with this Agreement and the proposed purchase and sale of the Real Estate are true and complete copies of the originals.

6.7 Hart-Scott-Rodino. The value of this transaction is less than $ I 5 million. Based on the foregoing, no filing is required under the HSR Act.

6.8 Acknowledgment. Purchaser confirms and acknowledges to, and agrees with Seller that:

   (a)Purchaser or its affiliate has been the sole and exclusive operator of the Facilities since the acquisition thereof by Seller and knows or should know about all matters, facts and circumstances regarding the Facilities, including, without limitation, the operation thereof, all licensing and regulatory matters related thereto and all physical plant, structural, environmental, title, zoning, land use and other related matters. To the extent Purchaser deems necessary, it will make its own further inquiry and investigation into, and based thereon and on its own knowledge, will form an independent judgment concerning the Real Estate and the Facilities and the operation thereof and is not relying on Seller for any facts or information with respect to those or any other matters, except for those expressly set forth in Section 5;

   (b)Except for any claim for indemnification by Purchaser as a result of a material breach of the representations, warranties, and covenants contained in this Agreement or any of the Transaction Documents, it will not assert

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any claim against Seller or hold the Seller liable for any inaccuracies, misstatements or omissions with respect to information, if any, furnished by the Seller or any of its directors, officers, employees, partners, agents, advisor, consultants, representatives, affiliates, successors or assigns, in connection with the transactions contemplated hereby.

   (c)Except for the express representations and warranties contained in Section 5 of this Agreement, or any of the Transaction Documents, the Seller is not making, and Purchaser is not relying upon, any representation or warranty, express or implied, or any nature whatsoever.

   (d)Without limiting the foregoing, Purchaser understands that (i) there may be no Service Contracts, Permits or Other Personal Property in which Seller has any rights or interests and (ii) in any event, Purchaser is only acquiring Seller's interest therein, if any.

6.9 Nothing Omitted. None of the Transaction Documents as they relate to Purchaser, nor any certificate, agreement, statement or other document, furnished to or to be furnished to Seller by Purchaser in connection with the transactions contemplated b5 the Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact relating to Purchaser necessary in order to prevent all statements contained herein and therein from being misleading.

7. RISKS. CONDUCT AND COVENANTS OF THE PARTIES.

7.1 Leases. Until the Closing and the payment of the Purchase Price, the terms and provisions of the Leases shall remain in full force and effect.

7.2 Publicity. All press releases, filings and other publicity prior to Closing concerning the transactions contemplated hereby will be subject to review and approval by both the Seller and the Purchaser, such approval not to be unreasonably withheld or delayed. Such approval shall not be required if the Person issuing such publicity reasonably believes it to be necessary for compliance with law, but such Person shall provide, to the extent reasonably practical, the other party with reasonable notice and an opportunity to review same before release. Both the Seller and the Purchaser hereby covenant and agree prior to the Closing Date to keep the terms and conditions of this Agreement confidential except to the extent that disclosure is required by law, and except to Seller's and Purchaser's lenders, members or partners of any tier and their respective professionals, advisors and other third parties to whom Seller or Purchaser, as the case may be, is obligated to make disclosure or who are advising Seller or Purchaser or its members or partners of any tier in connection herewith.

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7.3 Transfer Fees and Closing Prorations. Each of the parties shall be responsible for the fees and expenses of its counsel in connection with the transactions contemplated hereby. The Purchaser shall be responsible for payment of all customary closing costs in connection with the transfers contemplated by this Agreement, including, without limitation, stamp taxes, documents taxes, transfer fees or any other payments in the nature of or in lieu of transfer fees and costs of title policies and endorsements. Base Rent and Additional Rent under the Leases will be prorated as of Closing and all prepaid Rent and other deposits will be credited to Purchaser. All prepaid Rent and other deposits (if any) are listed on Schedule 7.3. It is understood that no proration of taxes, insurance, assessments or other operating expenses will be required between Seller and Purchaser based on local custom and practice and that Purchaser will be responsible for all of the same.

8. PURCHASER'S CONDITIONS PRECEDENT TO CLOSING.
The Closing and the Purchaser's obligations hereunder and with respect thereto are expressly contingent and conditional upon the fulfillment, compliance, satisfaction and performance of each of the following conditions prior thereto, any one or more of which may be waived or deferred in whole or in part, but only in writing, by the Purchaser at its option and sole discretion.

8.1 Accuracy of Warranties; Compliance with Covenants. All representations and warranties by the Seller contained in and made pursuant to this Agreement shall be accurate in all material respects at and as of the Closing Date. In addition to the specific matters referred to in this Section 8, the Seller shall have tendered to the Purchaser all of the instruments and certificates, required from the Seller on or before the Closing Date pursuant to the terms of this Agreement; and the Seller shall have complied with all of its affirmative and negative covenants set forth herein.

8.2 Absence of Injunction. There shall be no injunction, or any order of any nature issued by or pending before any court or governmental agency directing that the transactions contemplated by this Agreement not be consummated.

8.3 Closing Certificate. The Seller shall deliver to the Purchaser a duly executed confirmatory closing certificate executed by the Seller which represents and warrants that all conditions set forth in this Section 8.1 have been fulfilled and satisfied.

8.4 Financing. Purchaser shall have secured financing for the purchase of the Facilities on terms and conditions reasonably acceptable to Purchaser.

8.5 Deemed Waiver of Conditions Precedent. Any condition precedent to the Closing which has not been fulfilled, complied with, satisfied or performed at or prior to the Closing Date shall be conclusively deemed waived if the Purchaser consummates the Closing

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despite knowledge of the lack of fulfillment, compliance with, satisfaction or performance of such condition.

9. SELLER'S CONDITION PRECEDENT TO CLOSING.
The Closing and the Seller's obligations hereunder and with respect thereto are expressly contingent and conditional upon the fulfillment, compliance, satisfaction and performance of each of the following conditions prior thereto; any one or more of which may be waived or deferred in whole or in part, but only in writing, by the Seller at its option and sole discretion.

9.1 Accuracy of Warranties; Compliance with Covenants and Title to Real Estate. All representations and warranties by the Purchaser contained in and made pursuant to this Agreement shall be accurate and complete in all material respects at and as of the Closing Date. In addition to the specific matters referred to in this Section 9, the Purchaser shall have complied with all of its covenants hereunder and tendered to the Seller all of the agreements, instruments, documents, certificates and other materials required from the Purchaser on or before the Closing Date pursuant to the terms of this Agreement.

9.2 Absence of Injunction. There shall be no injunction, or any order of any nature issued by or pending before any court or Governmental Agency directing that the transactions contemplated by this Agreement not be consummated.

9.3 Closing Certificate. The Purchaser shall deliver to the Seller a duly executed confirmatory closing certificate executed by the Purchaser which represents and warrants that all conditions set forth in this Section 9 have been fulfilled and satisfied.

9.4 Member Approval. Seller shall have obtained the approval and consent of its members to consummate the transactions contemplated hereby.

9.5 Deemed Waiver of Conditions Precedent. Any condition precedent to the Closing which has not been fulfilled, complied with, satisfied or performed at or prior the Closing Date shall be conclusively deemed waived if the Seller consummates the Closing despite knowledge of the lack of fulfillment, compliance with, satisfaction or performance of such condition.

10. RIGHTS OF TERMINATION.

10.1 Termination of Agreement. This Agreement and the transactions contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date:

   (a) Mutual Consent. By mutual written consent of Purchaser and the Seller;

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   (b)Court Order. By Purchaser or Seller if any court of competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

   (c)Failure to Close By January 15,1999. By Purchaser or Seller if the transactions contemplated hereby shall not have been consummated on or before January 15,1999, provided, however, that such right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before such date;

   (d)Termination by Seller. By the Seller upon notice to Purchaser if (i) a condition to the performance of the Seller set forth in Section 9 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a material default under or a material breach of this Agreement shall be made by Purchaser or (iii) any representation or warranty set forth in this Agreement or in any instrument delivered by Purchaser pursuant hereto shall be materially false or misleading; or

   (e)Termination by Purchaser. By Purchaser by notice to the Seller if (i) a condition to the performance of the Purchaser set forth in Section 8 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a material default under or a material breach of this Agreement shall be made by the Seller or (iii) any representation set forth in this Agreement or in any instrument delivered by Seller pursuant hereto shall be materially false or misleading.

10.2 Effect of Termination and Right to Proceed. If this Agreement is terminated pursuant to Section 10.1, then except as provided below, all further obligations of Purchaser and Seller under this Agreement shall terminate without further liability of Purchaser or any affiliate thereof to the Seller or the Seller or any affiliate thereof to Purchaser or any affiliate thereof, except, in the case of termination pursuant to Section 10.1 (d) or Section I 0.1 (e), as to liability for material misrepresentation, breach or default in connection with any warranty, representation, covenant or obligation given, occurring or arising to the date of termination.

11. CLOSING.

11.1 Closing Date. The Closing under this Agreement shall take place through
Chicago Title Insurance Company at   :00 a.m. on        , or at such other time

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and place designated by Purchaser and Seller (such date of Closing being referred to herein as the "Closing Date").

11.2 Deliveries of the Seller at Closing. At the Closing, the Seller shall deliver to the Purchaser the following:

   (a)Deeds to the Real Estate, free from all liens, except for the Permitted Exceptions ("Deeds").

   (b)A bill of sale conveying the Personal Property "as is" and "where is" and without any warranty or representation of any kind or nature, except that the Personal Property shall be free and clear of all liens and encumbrances arising by, through or under Seller ("Bills of Sale").

   (c)Certificates of resolutions of the members of the Seller authorizing the transactions contemplated hereby, certified by the Managing Member of the Seller.

   (d)Certificates of the Managing Member of the Seller as to incumbency and other related matters.

   (e)Closing Certificate referred in Section 8.3 executed by the Seller.

   (f)Certificate of Seller, executed under the pains and penalties of perjury, stating that the Seller is not a "foreign person," as defined in Section 1445(f) of the Code and the regulations issued thereunder, in order to comply with
Section 1445(b)(2) and the regulations issued thereunder, in such form as the Purchaser may require in its reasonable discretion or the title insurance company issuing the title policy may reasonably require.

   (g)A certification of the information necessary to complete and file with the Internal Revenue Service a Form 1099-S in connection with the conveyance of the Real Estate.

   (h)Assignment and Assumption Agreements with respect to all of Seller's right, title and interest (if any) and to Service Contracts and Permits (if any) to Purchaser.

   (i)Termination of Leases from Seller, unless otherwise directed by Purchaser pursuant to Section 12 below.

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   (j)Such other documents and instruments as are customary in the jurisdiction in which each Facility is located to vest in Purchaser fee simple title to the Real Property and title to the Other Property Rights and release all security interests and rights of Seller therein and thereto.

11.3 Deliveries of Purchaser at Closing. At the Closing, the Purchaser shall deliver to the Seller the following:

   (a)Payments in accordance with Section 3 hereof.

   (b)Closing Certificate referred to in Section 9.3.

   (c)Certificates of resolutions of the members of the Purchaser and the Acquisition Affiliates, authorizing the transactions contemplated hereby, certified by the managing member of the Purchaser and/or the Acquisition Affiliates.

   (d)Certificates of the managing member of the Purchaser and the Acquisition Affiliates as to incumbency and other related matters.

   (e)Termination of Leases from the Lessees, unless otherwise directed by Purchaser pursuant to Section 12 below.

   (f)Letter regarding Survival of Representations from the Lessees.

12. EFFECT OF CLOSING.

Purchaser has informed Seller that concurrently with the Closing, Purchaser is acquiring all of the Lessees' interests under the Leases from its. affiliates and that as between Purchaser and its managers of the Facilities, the Leases may be amended and restated without the Seller or its affiliates being a party thereto or expressly or impliedly consenting thereto. Notwithstanding the foregoing, the Leases and the Lease Documents (as that term is defined in the Leases) shall be deemed to have terminated at Closing as between Seller and Lessee and neither Purchaser nor its affiliates shall have any rights or remedies against Seller as Lessor thereunder, and Seller and its affiliates are hereby released from all liabilities and obligations thereunder, provided that the indemnification provisions of the Leases and the Lease Documents made by the Lessees under the Leases for the benefit of Seller shall survive pursuant to separate agreement between Seller and Purchaser.

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13. MISCELLANEOUS.

13.1 No Broker. The Purchaser represents to the Seller, and the Seller represents to Purchaser, that no agent, finder or broker has acted for it or was the producing and effective cause of this Agreement or the transactions contemplated herein, and that no commissions or finder's fees are due by it to any third parties. Purchaser agrees to indemnify and hold Seller harmless, and Seller agrees to indemnify and hold Purchaser harmless, with respect to any and all expenses, obligations, and liabilities resulting from the claims or causes of action relating to any claims made by any person retained or used by it for any agent's, broker's or finder's fees or commissions relating to the transactions contemplated herein.

13.2 Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto and the Transaction Documents contain the entire understanding of the parties with respect to the subject matters hereof and supersede and terminate all prior and other contemporaneous oral or written understandings and agreements between the parties hereto.

13.3 Binding Effect Assignment. This Agreement, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and permitted assigns. Neither party may assign its rights hereunder without the written consent of the other. Notwithstanding the foregoing, Seller's prior written consent shall not be required for Purchaser to assign, in whole or in part, this Agreement as to each Facility to those affiliates of Purchaser designated on Schedule 13.3 except that no such assignment shall relieve Purchaser from its obligations hereunder. In such event, Deeds, Bill of Sale and other Transaction Documents required to close the purchase of a Facility shall be in the name of Purchaser's designated affiliate.

13.4 Notices. Any notice, demand, offer or other writing required or permitted pursuant to this Agreement shall be in writing, furnished in duplicate and shall be transmitted by hand delivery, facsimile, certified mail, return receipt requested, or Federal Express or another nationally recognized overnight courier service, postage prepaid, as follows:

   (a) If to the Seller:
                Meditrust Company LLC
                c/o Meditrust Corporation
                197 First Avenue
                Needham Heights, MA 02194-9127
                Attn: Michael S. Benjamin
                      Senior Vice President and General Counsel
                      Fax No. (781) 433-1224

                      With a copy to:

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               Hutchins, Wheeler & Dittmar
               A Professional Corporation
               101 Federal Street
               Boston, Massachusetts 02110
               Attn: Jack H. Fainberg, Esq.
               Fax No. (617) 951-1295

   (b) If to the Purchaser:
                Emeritus Corporation
                3131 Elliot Avenue,
                Suite 500 Seattle, WA 98121
                Fax No. (206) 301-4500
                With a copy to:
                Perkins Coie
                1201 Third Avenue
                Seattle, Washington 98101
                Attn: Mike Stansbury
                Fax No. 206-583-8500

Any party shall have the right to change the place to which such notice shall be given by similar notice sent in like manner to all other parties hereto. Any such notice, if sent by private express overnight courier service, shall be deemed delivered on the earlier of the date of actual delivery or the next business day following deposit, postage prepaid, with such private express overnight courier service and if delivered by hand delivery shall be deemed delivered on the date of the actual delivery and if sent by mail, shall be deemed delivered on the earlier of the third day following deposit with the U.S. Postal Service or actual delivery.

13.5 Captions. The captions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provisions hereof.

13.6 Joint Effort. The preparation of this Agreement has been the joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

13.7 Counterparts. This Agreement may be executed in counterparts and each executed copy shall be deemed an original which shall be binding upon all parties hereto.

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13.8 Partial Invalidity. The invalidity of one or more of the phrases, sentences, clauses, sections or articles contained in this Agreement shall not affect the remaining portions so long as the material purposes of this Agreement can be determined and effectuated.

13.9 No Offer. Neither the negotiations to date nor the preparation of this Agreement shall be deemed an offer by any party to the other. No such contract shall be deemed binding on any party until such party has executed and delivered a written agreement.

13.10 Amendments. This Agreement may not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

13.11 Schedules and Exhibits. All Schedules and Exhibits referred to in this Agreement shall be incorporated into this Agreement by such reference and shall be deemed a part of this Agreement as if fully set forth in this Agreement.

13.12 Governing Law; Attorneys Fees. This Agreement including the validity thereof and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, provided that the law of the state where the Real Estate is located shall govern the enforceability, form, enforceability and content of the Deeds, Bill of Sale and other Transaction Documents (other than this Agreement). In the event either party brings an action or any other proceeding against the other party to enforce or interpret any of the terms, covenants or conditions hereof, the party prevailing in any such action or proceeding shall be paid all costs and reasonable attorneys' fees by the other party in such amounts as shall be set by the court, at trial and on appeal.

13.13 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective legal representatives, successors and permitted assigns. No Person, other than the Purchaser and Seller, may rely hereon or derive any benefit hereby as a third party beneficiary or otherwise, including, without limitation, the Agent.

13.14 Rules of Construction. References in this Agreement to "herein," "hereof' and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text in which such words appear. The use of any gender shall include all genders, and the singular number shall include the plural and vice versa as the context may require.

13.15 Survival. Seller's representations and warrantees set forth in Section 5 in the Deeds and Bills of Sale and Purchaser's representations, warranties and indemnity in this Agreement shall survive the Closing and shall not be merged in the Transaction Documents. Anything to the contrary contained herein notwithstanding, the Purchaser's ability to commence an action ("Claim") against the Seller for breach of any of Seller's representations or warranties

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contained herein shall be limited in certain respects as follows:

   (a)In determining the amount of losses for which any party is responsible hereunder, such losses shall reflect an appropriate adjustment for (i) tax benefits to the other party (including, for example, the deductions of paying for the cost of the matter in question) and (ii).insurance proceeds.

   (b)If Seller pays at any time an amount pursuant to any Claim and Purchaser or its affiliates subsequently becomes entitled to recover from some other person any amount with respect to the losses previously paid by Seller, the Purchaser shall take all reasonable actions to enforce such recovery and shall promptly forward to the Seller any such amounts received which were previously paid by Seller.

   (c)In no event shall any party hereto be liable for consequential or diminution of value damages.

   (d)If any matters giving rise to a Claim may be covered by any insurance policy, then no amount shall be recovered hereunder unless or until Purchaser shall have made a claim against its insurers under such policy and such insurance claim shall have been finally decided for all such losses.

                  [Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as Of the date first above appearing.

MEDITRUST COMPANY LLC, a Delaware
Limited liability company
By: /s/ Michael S. Benjamin
----------------------------
Title: Senior Vice President

Witness: /s/ Kim M. Priesing
         -------------------
EMERITUS CORPORATION
By: /s/ Kelly J. Price
--------------------------------
Title: Vice President of Finance

Witness: /s/ Jennifer A. Valenta
         -----------------------


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